Mid Cap Value Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	    Issue
11/10/04  	   Nalco Holding Company

Shares            Price              Amount
18,300  	  $15.00            $274,500
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.83       N/A 	 0.04%	            1.64%

Broker
Goldman Sachs and Co.

Underwriters of Nalco Holding Company

Underwriters     	                Principal Amount
Goldman, Sachs & Co.                    $10,666,667
Citigroup Global Markets Inc.            10,666,667
J.P. Morgan Securities Inc.               5,333,334
UBS Securities LLC                        5,333,334
Banc of America Securities LLC            2,133,334
Bear, Stearns & Co. Inc.                  1,920,000
Credit Suisse First Boston LLC            1,920,000
Deutsche Bank Securities Inc.             1,920,000
Lehman Brothers Inc.                      1,920,000
William Blair & Company, L.L.C.             853,333
Robert W. Baird & Co. Incorporated          355,555
Blaylock & Partners, L.P.                   355,555
CMG Institutional Trading LLC               355,555
Edward D. Jones & Co., L.P.                 355,555
Utendahl Capital Partners, L.P.             355,555
Total                                   $44,444,444


Mid Cap Value Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	    Issue
11/10/04  	   Nalco Holding Company

Shares                Price           Amount
100  	             $15.00           $1,500
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.83       N/A 	 0.00%	            1.81%

Broker
Utendahl Capital Partners

Underwriters of Nalco Holding Company

Underwriters     	                Principal Amount
Goldman, Sachs & Co.                    $10,666,667
Citigroup Global Markets Inc.            10,666,667
J.P. Morgan Securities Inc.               5,333,334
UBS Securities LLC                        5,333,334
Banc of America Securities LLC            2,133,334
Bear, Stearns & Co. Inc.                  1,920,000
Credit Suisse First Boston LLC            1,920,000
Deutsche Bank Securities Inc.             1,920,000
Lehman Brothers Inc.                      1,920,000
William Blair & Company, L.L.C.             853,333
Robert W. Baird & Co. Incorporated          355,555
Blaylock & Partners, L.P.                   355,555
CMG Institutional Trading LLC               355,555
Edward D. Jones & Co., L.P.                 355,555
Utendahl Capital Partners, L.P.             355,555
Total                                   $44,444,444


Mid Cap Value Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	    Issue
12/14/04  	   Las Vegas Sands Corp.

Shares                Price             Amount
1,700  	              $29.00           $49,300
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.81       N/A 	 0.01%	            0.38%

Broker
Goldman Sachs & Co.

Underwriters of Las Vegas Sands Corp.

Underwriters     	                Principal Amount
Goldman, Sachs & Co.                     $9,047,619
Citigroup Global Markets Inc.             2,940,477
J.P. Morgan Securities Inc.               2,940,477
Lehman Brothers Inc.                      2,940,477
Merrill Lynch, Pierce,
Fenner & Smith Inc.                       2,261,906
UBS Securities LLC                        1,583,334
Jefferies & Company, Inc.                   904,762
ABN AMRO Rothschild LLC                     198,412
CIBC World Markets Corp.                    198,412
Commerzbank Capital Markets Corp.           198,412
Ramirez & Co., Inc.                         198,412
Scotia Capital (USA) Inc.                   198,412
Utendahl Capital Partners, L.P.             198,412
Total                                   $23,809,524